SWANK, INC.

                   THE NEW SWANK, INC. RETIREMENT PLAN TRUST AGREEMENT



                      THIS TRUST AGREEMENT made as of the 1st day of Janu-

            ary, 1994, by and between SWANK, INC., a Delaware corporation

            (hereinafter called the "Company"), and MARSHALL TULIN, JOHN

            TULIN AND RAYMOND VISE (hereinafter collectively called the

            "Trustee"; each, an "Individual Trustee").



                                  W I T N E S S E T H:



                      WHEREAS, the Company adopted the Swank, Inc. Employee

            Stock Ownership Plan amended and restated effective January 1,

            1985 ("Prior ESOP No. 1"); the Swank, Inc. Employee Stock Owner-

            ship Plan No. 2 amended and restated effective January 1, 1985

            ("Prior ESOP No. 2"; "Prior ESOP No. 1" and "Prior ESOP No. 2"

            are hereinafter collectively referred to as the "Prior ESOPs")

            and the Swank, Inc. Savings Plan, amended and restated effective

            January 1, 1985 ("Prior 401(k) Plan"); and

                      WHEREAS, in connection with Prior ESOP No. 1, the Com-

            pany entered into a trust agreement known as the Swank, Inc.

            Employees' Stock Ownership Trust (the "Prior ESOP No. 1 Trust");

            in connection with Prior ESOP No. 2, the Company entered into a trust agreement known as the Swank, Inc. Employees' Stock

            Ownership Trust No. 2 (the "Prior ESOP No. 2 Trust"); and in connection with the Prior 401(k) Plan, the Company entered into a trust agreement known as the Swank, Inc. Savings Trust (the

            "Prior 401(k) Trust"); and

                      WHEREAS, the Company has deemed it advisable to merge

            the Prior ESOPs with the Prior 401(k) Plan (the "Merger") and restate the Prior ESOPs and the Prior 401(k) Plan as one plan to be known as the New Swank, Inc. Retirement Plan (the "Plan");

            and

                      WHEREAS, the right is expressly reserved to the Com-

            pany under the Prior ESOP No. 1 Trust, the Prior ESOP No. 2

            Trust and the Prior 401(k) Trust, to amend each trust agreement at any time; and

                      WHEREAS, in light of the Merger, the Company desires

            to amend and restate in their entirety the Prior ESOP No. 1

            Trust, the Prior ESOP No. 2 Trust, and Prior 401(k) Trust as one

            trust to be known as the New Swank, Inc. Retirement Plan Trust;

            and

                      WHEREAS, the Company desires the Trustee to continue

            to serve as Trustee under the terms of this trust agreement

            (hereinafter called the "Trust Agreement"), and the Trustee is willing to do so, under the terms herein provided.

                      NOW, THEREFORE, the Company does hereby amend and

            restate each of the Prior ESOP No. 1 Trust, the Prior ESOP No. 2

            Trust, and the Prior 401(k) Trust as one trust to be known as the New Swank, Inc. Retirement Plan Trust to read and provide as follows:



                                        ARTICLE I

                               ESTABLISHMENT OF THE TRUST

                      A.   The Company hereby establishes with the Trustee a

            trust fund consisting of (i) amounts held in the Prior ESOP

            No. 1 Accounts under the ESOP No. 1 Trust Agreement determined as of December 31, 1993; (ii) amounts held in the Prior ESOP No.

            2 Accounts under the Prior ESOP No. 2 Trust determined as of

            December 31, 1993; (iii) amounts held in the Prior 401(k) Plan

            Accounts determined as of December 31, 1993 under the Prior

            401(k) Trust, (iv) such sums of money and property as shall from time to time be paid to the Trustee under the Plan as 401(k)

            Contributions, Matching Contributions, ESOP No. 1 Contributions,

            ESOP No. 2 Contributions and Additional Contributions, and such earnings, profits, increments, additions and appreciation

            thereto and thereon as may accrue from time to time.  All such sums of money and property, all investments made therewith or proceeds thereof, and all earnings, profits, increments, appre-

            ciation and additions thereto and thereon, less the payments which shall have been made by the Trustee, as authorized herein to carry out the Plan, are referred to herein as the "Fund".

                      B.   The Trustee shall not be responsible for the col-

            lection of any contributions required by the Plan to be paid by any Employer to the Trustee.

                      C.   It shall be the duty of the Trustee hereunder:

                           (1)  To hold, to invest, to reinvest, to manage,

            and to administer the Fund in accordance with the provisions of the Plan and this Trust Agreement, and

                           (2)  From time to time, on the written direction

            of the Committee, to make payments out of the Fund to such per-

            sons, in such manner, in such amounts, and for such purposes as may be specified in such written direction.

                      D.   Except as may be otherwise provided in the Plan

            or Article VIII hereof, under no circumstance shall any Employer have any right, title, interest, claim or demand whatsoever in or to the Fund held by the Trustee, other than the right to a proper application thereof and accounting therefor by the Trus-

            tee as provided herein.



                                       ARTICLE II

                                 INVESTMENT OF THE FUND

                      A.   The Trustee shall invest and reinvest the princi-

            pal and income of the Fund and keep the same invested without distinction between principal and income.  Except if directed by the Committee to purchase Qualifying Employer Securities or to establish separate investment funds pursuant to Sections 6.2,

            6.3 or 6.4 of the Plan and except as provided in Article II B.

            below, the selection and retention or disposition of any invest-

            ment shall be determined by the Trustee.

                      B.   The Trustee or the Company, through its Board of

            Directors, or the Committee may appoint an Investment Manager

            (as defined in the Plan) which Investment Manager, in its sole discretion, shall have authority with respect to the investment of that portion of the Fund over which the Trustee, the Company or the Committee shall grant the Investment Manager investment control.  The Trustee shall be under no obligation to invest or otherwise manage any asset of the Fund which is subject to the management of an Investment Manager.

                           (1)  If an Investment Manager is appointed, the

            Company or the Trustee, as the case may be, may delegate to such

            Investment Manager those powers of the Trustee as may be

            specified in any agreement between the Trustee or the Company and the Investment Manager.

                           (2)  If an Investment Manager is appointed, the

            Trustee shall not be liable for the acts or omissions of the

            Investment Manager unless the Trustee participates knowingly in,

            or knowingly undertakes to conceal, an act or omission of the

            Investment Manager which is a breach of fiduciary

            responsibility.

                           (3)  If an Investment Manager is appointed, the

            Investment Manager shall be directed to act in accordance with the Plan's funding policy and solely in the interest of the Plan

            Participants and their beneficiaries and for the exclusive pur-

            pose of providing benefits to such individuals and to defray reasonable expenses of administering the Plan, and to act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enter-

            prise of a like character and with like aims.

                      C.   Except to the extent set forth in Sections 6.2,

            6.3, 6.4 and 6.5 of Plan and except as may be otherwise provided in the Plan or in this Trust Agreement with respect to Qualify-

            ing Employer Securities, the Trustee shall have the following powers in addition to the powers customarily vested in trustees by law and in no way in derogation thereof:

                           (1)  With any cash at any time held by the Trus-

            tee, to purchase or subscribe for any Authorized Investment (as defined in Article II D below), and to retain such Authorized

            Investment in trust.

                           (2)  To sell for cash or on credit, convert,

            redeem, exchange for another Authorized Investment, or otherwise dispose of, any Authorized Investment at any time held by the

            Trustee.

                           (3)  To retain uninvested all or part of the Fund

            and to deposit the same in any banking or savings institution.

                           (4)  To exercise any options appurtenant to any

            Authorized Investment in which the Fund is invested for conver-

            sion thereof into another Authorized Investment, or to exercise any rights to subscribe for additional Authorized Investments, and to make all necessary payments therefor.

                           (5)  To join in, consent to, dissent from,

            oppose, or deposit in connection with, the reorganization,

            recapitalization, consolidation, sale, merger, foreclosure, or readjustment of the finances of any corporations or properties in which the Fund may be invested, or the sale, mortgage, pledge or lease of any such property or the property of any such

            corporation upon such terms and conditions as the Trustee may deem wise, to do any act (including the exercise of options,

            making of agreements or subscriptions, and payment of expenses,

            assessments, or subscriptions) which may be deemed necessary or advisable in connection therewith; and to accept any Authorized

            Investment which may be issued in or as a result of any such proceeding, and thereafter to hold the same.

                           (6)  To vote, in person or by general or limited

            proxy, at any election of any corporation in which the Fund is invested, and similarly to exercise, personally or by a general or limited power of attorney, any right appurtenant to any

            Authorized Investment held in the Fund.

                           (7)  To sell, either at public or private sale,

            option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the trust created hereunder, partition or exchange any real property which may from time to time or at any time constitute a portion of the Fund, for such prices and upon such terms as the Trustee may deem best, and to make, execute and deliver to the purchas-

            ers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price.

                           (8)  To repair, alter or improve any buildings

            which may be on any real estate forming part of the Fund, or to erect entirely new structures thereon.

                           (9)  To renew or extend or participate in the

            renewal or extension of any mortgage, upon such terms as the

            Trustee may deem advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertain-

            ing thereto, in any manner and to any extent that the Trustee may deem advisable for the protection of the Fund or the preser-

            vation of the value of the investment; to waive any default,

            whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as the Trus-

            tee may deem advisable; to exercise and enforce any and all rights to foreclosure, to bid in property on foreclosure, to take a deed in lieu of foreclosure with or without paying a con-

            sideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee.

                           (10) To purchase Authorized Investments at a pre-

            mium or discount.

                           (11) To employ suitable agents and counsel and to

            pay their reasonable expenses and compensation.

                           (12) To borrow or raise moneys, for the purposes

            of the Fund, in such amount and upon such terms and conditions as the Trustee may deem advisable, and for any sum so borrowed to issue the Trustee's promissory note as trustee and to secure the repayment thereof by pledging or mortgaging all or any part of the Fund.  No person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such

            borrowing.

                           (13) To cause any investment in the Fund to be

            registered in, or transferred into, the Trustee's name as trus-

            tee or the name of a nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund, and the Trustee shall be fully responsible for any misappropriation or defalcation in respect of any investment held by a nominee or held in unregistered form.

                           (14) To apply for, purchase, hold, transfer, pay

            premiums on, surrender and exercise all incidents of ownership of any insurance, investment or annuity contract which the Trus-

            tee is directed to purchase from an insurance company by the

            Committee.

                           (15) To do all acts which the Trustee may deem

            necessary or proper and to exercise any and all powers of the

            Trustee under this Trust Agreement upon such terms and condi-

            tions which the Trustee may deem are for the best interests of the Fund.

                      D.   "Authorized Investment" as used in this

            Article II shall mean bonds, debentures, notes, or other evi-

            dences of indebtedness; stocks (regardless of class), or other evidences of ownership, in any corporation, mutual investment fund, investment company, association, real estate investment trust or business trust; options to acquire securities of any kind; general or limited partnership interests; precious jewels or metals; works of art of any kind; insurance, investment or annuity contracts issued by an insurance company; and real and personal property of all kinds, including leaseholds on improved and unimproved real estate. "Authorized Investment" shall not be limited to that class of investments which are defined as legal investments for trust funds under the laws of any state.

                      E. Notwithstanding any provision herein to the con-trary, the Trustee shall acquire or dispose of (i) Qualifying

            Employer Securities held in ESOP No. 1 Accounts, and shall vote or exercise voting or other rights appurtenant thereto solely in accordance with the provisions of Section 6.3 of the Plan;

            (ii) Qualifying Employer Securities held in ESOP No. 2 Accounts and vote or exercise voting or other rights appurtenant thereto solely in accordance with the provisions of Section 6.4 of the

            Plan, and (iii) Qualifying Employer Securities held in a Partic-

            ipant's Prior 401(k) Plan "A" Accounts and Additional Contribu-

            tion Securities Account and vote or exercise voting or other rights appurtenant thereto solely in accordance with the provi-

            sions of Section 6.5 of the Plan.

                      F.   The Trustee may enter into an agreement with any

            bank or trust company or any other party to act as custodian with respect to the assets of the Fund.

                                       ARTICLE III

                                 ACCOUNTS TO BE KEPT AND
                                 RENDERED BY THE TRUSTEE

                      A.   The Trustee shall keep accurate and detailed

            accounts of all investments, receipts and disbursements and other transactions hereunder, accounting separately for 401(k)

            Contributions, Matching Contributions, ESOP No. 1 Contributions,

            ESOP No. 2 Contributions, and Additional Contributions, includ-

            ing such specific records as shall be agreed upon in writing between the Committee and the Trustee.  All accounts, books and records relating thereto shall be open to inspection and audit by any person or persons designated by the Committee or the Com-

            pany, at all reasonable times.

                      B.   Within 90 days following the close of each Plan

            Year and within 90 days after the effective date of the removal or resignation of the Trustee, the Trustee shall file with the

            Committee and the Company a written account, setting forth all investments, receipts and disbursements, and other transactions effected by the Trustee during such Plan Year or during the period from the close of the last preceding Plan Year to the date of such removal or resignation, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such Plan

            Year or as of the date of removal or resignation, as the case may be. The Trustee shall include in such report a valuation of the Fund in accordance with Article III D below. Neither the

            Company nor the Committee nor any other person shall have the right to demand or to be entitled to any further or different accounting by the Trustee.

                      C.   If so requested by the Committee, the Trustee

            shall maintain a separate bookkeeping account or accounts for each Participant and shall allocate to such Participant's

            accounts the Employer contributions, the net income of the Fund and any forfeitures as provided in the Plan.

                      D.   The Trustee shall determine the market value of

            the Fund as of the last business day of each Plan Year in accor-

            dance with the terms of the Plan and at such other times as may be necessary under the Plan.



                                       ARTICLE IV

                                       THE TRUSTEE

                      A.   The Trustee accepts the trust hereby created and

            agrees to perform the duties of the Trustee hereunder, subject,

            however, to the following conditions:

                           (1)  Any action taken pursuant to a direction,

            request or approval given by the Committee under the powers con-

            ferred upon it under the Plan or this Trust Agreement shall be evidenced by delivery to the Trustee of a statement in writing signed by the Committee or authorized member thereof.

                           (2) The Trustee shall receive as compensation for services such amounts as may be agreed upon at the time of execution of this Trust Agreement, subject to change at any time and from time to time by agreement between the Company and the

            Trustee; provided, however, no Individual Trustee who is a full time employee of any Employer shall receive compensation for services hereunder other than reimbursement for expenses.  The

            Trustee's compensation and any other proper expense of the Fund,

            including, but not limited to, counsel fees payable hereunder,

            shall be paid out of the Fund unless paid by the Employers.

                           (3)  As between the Trustee and persons dealing

            with the Trustee on any matter regarding this Agreement or the

            Plan, the claims of such persons shall be limited to the assets of the Fund, and the Trustee shall not be responsible in an individual capacity or from individual assets for any claims in connection therewith.  Except for liability resulting from gross negligence or willful misconduct, the Company shall, to the full extent permitted by law, indemnify and hold harmless each Indi-

            vidual Trustee who is an employee or a member of the Board of

            Directors of an Employer against all liability incurred in con-

            nection with the control, management, administration and

            operation of the Plan and with respect to the appointment and performance of an Investment Manager.

                           (4)  The Trustee need not engage in litigation

            unless first indemnified against expense by the Company.  The

            Trustee may consult with any legal counsel, including counsel for the Company, with respect to the meaning or construction of this Trust Agreement, its obligations or duties hereunder, or any action or proceeding or any question of law.  In any action taken or omitted by the Trustee in good faith pursuant to the written advice of the Company's counsel, the Company shall indemnify and hold the Trustee harmless against litigation expenses and attorneys' fees occasioned by such action.

                      B.   Upon the appointment or change of the Committee,

            and upon the appointment or change by the Committee of an autho-

            rized member to deliver written statements to the Trustee, the

            Company or the Committee, as the case may be, shall advise the

            Trustee in writing thereof, and the Trustee shall be fully pro-

            tected in assuming that there has been no change until so

            advised by the Company or the Committee.

                      C.   The Trustee or any Individual Trustee may resign

            and be discharged of the trusts hereby created upon written notice to the Company specifying the effective date thereof,

            which effective date shall be at least 60 days after the notice to the Company unless it be coincident with the appointment by the Company of a successor Trustee or successor Individual Trus-

            tee, as hereinafter provided.  The Trustee or any Individual

            Trustee may at any time be removed by action of the Board of

            Directors of the Company by written notice delivered to the

            Trustee or an Individual Trustee specifying an effective date not earlier than the last day of the month following the month in which such notice is delivered. If the Trustee or an Indi-

            vidual Trustee should resign or be removed, the Trustee or Indi-

            vidual Trustee shall be reimbursed for all proper prior expenses and shall receive compensation for prior services in accordance with the terms hereof and the schedule of compensation then in effect.

                      D.   Upon the resignation or removal of the Trustee or

            an Individual Trustee, a successor shall be appointed by action of the Board of Directors of the Company; provided, however, a successor need not be so appointed as long as there is at least one individual Trustee hereunder.

                      E.   Upon the effective date fixed in accordance with

            Article IV C above, the retiring Trustee or Individual Trustee shall deliver the Fund then held hereunder, together with all records pertaining thereto, to a successor.  The retiring Trus-

            tee or Individual Trustee shall also, as of the date of transfer of the Fund to a successor, file with the Company and the Com-

            mittee an account and statement, which shall comply with the requirements of Article III B above.

                      F.   The Company may, by action of its Board of Direc-

            tors, from time to time change the number of Individual Trustees hereunder and appoint additional individual Trustees to fill the vacancies caused by any such increase.  An Individual Trustee may be a member of the Board of Directors, an officer or an employee of an Employer.

                      G.   The Trustee may allocate such rights, responsi-

            bilities and powers, other than the responsibility to manage and control the Fund, between or among the Individual Trustees as shall from time to time be deemed appropriate provided such allocation is set forth and acknowledged in writing by all

            Trustees.

                      H.   Except to the extent specifically provided to the

            contrary herein, any action of the Trustee shall be determined by majority vote of the Individual Trustees.  In lieu of a meet-

            ing of the Individual Trustees, action by the Trustee may be taken pursuant to written consent of a majority of the Individ-

            ual Trustees.  Any one of the Individual Trustees designated in writing by the Individual Trustees may execute binding documents on behalf of the Trustee.



                                        ARTICLE V

                             CONCERNING INSURANCE COMPANIES

                      A.   If, on any occasion as provided in the Plan, the

            Trustee shall be directed to purchase an insurance, investment or annuity contract from an insurance company, no such insurance company shall be deemed a party to this Trust Agreement.  It shall have no obligation to determine that any person with respect to whom the Trustee makes an application for a contract is, in fact, eligible for benefits or participation under the

            Plan, nor shall the insurance company have any obligation to determine any fact, the determination of which is necessary or desirable for the proper issuance of such contracts.  The insur-

            ance company shall be fully protected in acting upon any advice,

            representation, or other instrument executed by the Trustee.

            The responsibilities of the insurance company shall be limited to the terms of its policies or contracts.  Notice of modifica-

            tion, change or termination of this Trust Agreement shall not be effective notice to the insurance company until actual receipt thereof at its home office.  The insurance company may expect this Trust Agreement to continue in force as is, and the named

            Trustee to continue as the Trustee under this Trust Agreement until notified otherwise in writing at its home office.

                      B.   A certification in writing to the insurance com-

            pany, by the Trustee or the Committee as to the occurrence of any event contemplated by this Trust Agreement or the Plan shall constitute conclusive evidence of such occurrence, and the insurance company shall be fully protected in accepting and relying upon such certification and shall incur no liability or responsibility for so doing.

                      C.   The insurance company shall not be responsible to

            see that any action taken by the Trustee with respect to any contract or policy is authorized by the terms of this Trust

            Agreement or the Plan.  Any change made or action taken by the insurance company under any contract or policy upon the written direction of the Trustee shall fully discharge the insurance company from all liability with respect thereto, and the insur-

            ance company shall not be obligated to see to the distribution or further application of any moneys paid by it to the Trustee or in accordance with the written direction of the Trustee.



                                       ARTICLE VI

                             EXEMPT LOANS -- ESOP PROVISIONS

                      A.   If the Trustee engages in an Exempt Loan (as

            defined in the Plan), the terms thereof and use of proceeds must satisfy the conditions of this Article VI, as follows:

                           (1)  The proceeds of an Exempt Loan must be used

            to acquire Qualifying Employer Securities or to repay the Exempt

            Loan or a prior Exempt Loan.

                           (2)  The Qualifying Employer Securities acquired

            with the proceeds of an Exempt Loan must not be subject to a disposition restriction, other than a restriction imposed by federal or state securities law or a right of first refusal in accordance with Section 7.2 of the Plan.

                           (3)  The interest rate on the Exempt Loan must be

            reasonable in light of valuation and market factors then

            existing.

                           (4)  The Exempt Loan must be without recourse

            against the Fund.  The only Fund assets which may be given as collateral are the Qualifying Employer Securities acquired with the Exempt Loan proceeds or Qualifying Employer Securities which were used as collateral for a prior Exempt Loan repaid with the current Exempt Loan.  No person entitled to payment under the

            Exempt Loan shall have any rights to the Fund other than in (a)

            the collateral given, if any, (b) Employer contributions made to meet the obligation, other than contributions made in Qualifying

            Employer Securities, and (c) earnings attributable to the col-

            lateral referred to in clause (a) and contributions referred to in clause (b).

                           (5)  Repayment of the Exempt Loan in any Plan

            Year is limited to Employer contributions (less contributions made in Qualifying Employer Securities) plus earnings for all

            Plan Years to date less payments in prior Plan Years.  The Trus-

            tee shall keep separate records to account for contributions and earnings until the Exempt Loan is repaid.

                           (6)  If the Plan defaults, the value of Plan

            assets transferred to satisfy the Exempt Loan may not exceed the amount of default.  If the Exempt Loan was made by a "disquali-

            fied person" within the meaning of Section 4975 of the Code, the

            Plan's transfer of assets must be limited to the extent of the

            Plan's failure to meet the Exempt Loan payment schedule.

                           (7)  The Exempt Loan must be for a specified term

            and may not be payable on demand of any person, except in the case of default.

                           (8)  All Qualifying Employer Securities acquired

            with the proceeds of an Exempt Loan initially shall be held unallocated in a suspense account. If the Qualifying Employer

            Securities are not pledged as collateral for the Exempt Loan,

            they shall be removed from the suspense account and be allocated to Participants as provided in Section 6.3(d) of the Plan.  If the Qualifying Employer Securities are pledged as collateral for the Exempt Loan, the Exempt Loan must provide that for each Plan

            Year during its term and the number of shares of each class of

            Qualifying Employer Securities released from the suspense

            account and the encumbrance of the collateral pledge must equal the number of encumbered shares held in the suspense account immediately before the release multiplied by a fraction, the numerator of which is Exempt Loan principal and interest paid for the Plan Year and the denominator of which is the sum of such payments for the current and all future Plan Years.  The term of the Exempt Loan must be definitely ascertainable and,

            for purposes hereof, extensions or renewal periods shall not be considered.  If the interest rate is variable, future interest to be paid shall be determined based on the rate in effect on the last day of the Plan Year.  Notwithstanding the foregoing,

            the release from the suspense account may be determined with reference to principal payments only if (a) the Exempt Loan pro-

            vides for annual payments of principal and interest at a cumula-

            tive rate that is not less rapid at any time than level annual payments of such amounts for ten years and (b) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; however, the alternate permitted under this sentence is not applicable from the time that by reason of a renewal, exten-

            sion or refinancing, the sum of the expired duration of the

            Exempt Loan, the renewal period, the extension period and the duration of a new Exempt Loan exceeds ten years.

                      B.   In addition to the foregoing, the Trustee shall

            not engage in any Exempt Loan which does not satisfy the provi-

            sions of the Plan applicable thereto.



                                       ARTICLE VII

                             AMENDMENTS TO TRUST AGREEMENT -
                                  DISCONTINUANCE OF PLAN

                      A.   The provisions of this Trust Agreement may be

            amended at any time and from time to time by action of the Board of Directors of the Company provided that:

                           (1)  No such amendment shall be effective unless

            the Plan and the Trust Agreement, as so amended, shall be for the exclusive benefit of employees of the Employer who are Par-

            ticipants of the Plan, or their beneficiaries.

                           (2)  No such amendment shall operate to deprive a

            Participant of any rights or benefits irrevocably vested in him under the Plan or Trust Agreement prior to such amendment.

                           (3)  No such amendment which may affect the Trus-

            tee shall be effective without the consent of the Trustee.

                           (4) Each such amendment shall be effective when adopted by the Board of Directors of the Company and filed with the Trustee, except that where the consent of the Trustee is required, such amendment shall not become effective until each

            Individual Trustee has given consent by approving the copy of the amendment filed with the Trustee.

                      B.   In the event of termination of this Trust Agree-

            ment, the Trustee shall continue to hold the Fund in trust to be applied and distributed in accordance with the Plan.



                                      ARTICLE VIII

                                 RETURN OF CONTRIBUTIONS

                      A.   Notwithstanding any provision of the Plan or the

            Trust Agreement, all Employer contributions shall be conditioned upon deductibility thereof under applicable provisions of the

            Code.  To the extent deduction of any such contribution deter-

            mined by the Company in good faith to be deductible is disal-

            lowed, the Trustee, at the direction of the Company, shall return to the Employer that portion of its contribution, without increase for investment earnings but with decrease for invest-

            ment losses, if any, which has been disallowed within one year after the disallowance of the deduction.

                      B.   In the case of a Employer contribution made by a

            good faith mistake of fact, the Trustee shall return to such

            Employer the erroneous portion of its contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

                      C.   No return of contribution shall be made under

            this Article VIII which would cause the value of a Participant's

            Account Balance attributable to Employer contributions to be less than the value of a Participant's Account Balance had the erroneous contribution not been made.

                      D.   No return of contribution shall be made under

            this Article VIII which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service.

                      E.   In the event there is a determination that the

            Plan does not qualify under Section 401 of the Code, all assets of the Plan then held by the Trustee shall be returned to the

            Employer by the Trustee.



                                       ARTICLE IX

                                MISCELLANEOUS PROVISIONS

                      A.   Any person dealing with the Trustee may rely upon

            a copy of this Trust Agreement and any amendments thereto, cer-

            tified to be a true and correct copy by the Trustee.

                      B.   Except as provided in the Plan or Article VIII

            hereof, under no circumstance, whether upon amendment or termi-

            nation of this Trust Agreement, or otherwise, shall any part of the Fund be used for or diverted to any purpose other than the exclusive benefit of employees of the Employer who are Partici-

            pants under the Plan, or their beneficiaries.

                      C.   The Plan and each provision thereof is hereby

            incorporated by reference and shall, for all purposes, be deemed a part of this Trust Agreement.

                      D.   The term "Plan" whenever used herein shall mean

            the Plan as amended, revised or changed from time to time, and the Company will cause a copy of any amendment or a copy of the

            Plan as amended, revised or changed in any way from time to time to be delivered to the Trustee for incorporation herein by reference.

                      E.   Any term used herein which is defined in the Plan

            shall be considered to have the same meaning as in the Plan unless the contrary is clearly indicated.

                      F.   This Trust Agreement shall be construed, enforced

            and regulated under the laws of the State of New York, except to the extent such laws are superseded by the Employee Retirement

            Income Security Act of 1974, as amended.



                      IN WITNESS WHEREOF, the Company has caused this Trust

            agreement to be executed and needed its corporate seal to be hereunto affixed and attested and each Individual Trustee has hereunder set his hand and seal as of the day and year first above written.



                                               SWANK, INC.


            ______________________________
                  Attest



                  (Corporate Seal)


            WITNESS:                           TRUSTEE


            ______________________________                            (SEAL)
                                               Marshall Tulin


            ______________________________                            (SEAL)
                                               John Tulin


            ______________________________                            (SEAL)
                                               Raymond Vise